As Filed with the Securities and Exchange Commission on October 1, 2020

333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Processa Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-1539785
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Young, Pharm.D, Ph.D.

Chairman and Chief Executive Officer

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael B. Kirwan John J. Wolfel, Jr. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, Florida 32202 (904) 359-2000	Jonathan Zimmerman Ariel Greenstein Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 (612) 776-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-235511

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)
Common Stock, $0.0001 par value	800,000	$4.00	$3,200,000	$349.12

(1) Represents only the additional number of shares being registered. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-235511).

(2) The Registrant previously registered securities at an aggregate offering price not to exceed $16,000,000 on a Registration Statement on Form S-1 (File No. 333-235511), which was declared effective by the Securities and Exchange Commission on October 1, 2020. In accordance with Rule 462(b) under the Securities and Exchange Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,200,000 is hereby registered.

(3) Previously paid in connection with the Registration Statement on Form S-1 (File No. 333-235511).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Processa Pharmaceuticals, Inc. (the “Registrant”) by 800,000 shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-235511), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on October 1, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.
5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm, BD & Co. Inc.

24.1*	Power of Attorney

*Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-235511), originally filed with the Securities and Exchange Commission on December 13, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hanover, Maryland, on the 1st day of October, 2020.

Processa Pharmaceuticals, Inc.

/s/ David Young, Pharm.D, Ph.D.
David Young, Pharm. D, Ph.D.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Young, Pharm.D, Ph.D.	Chairman and Chief	October 1, 2020
David Young, Pharm.D, Ph.D.	Executive Officer (principal executive officer)

/s/ James Stanker*	Chief Financial Officer	October 1, 2020
James Stanker	(principal accounting officer and principal financial officer)

/s/ Patrick Lin*	Director	October 1, 2020
Patrick Lin

/s/ Justin Yorke*	Director	October 1, 2020
Justin Yorke

/s/ Virgil Thompson*	Director	October 1, 2020
Virgil Thompson

/s/ Geraldine Pannu	Director	October 1, 2020
Geraldine Pannu

*By:

/s/ David Young, Pharm.D, Ph.D.
David Young, Pharm.D, Ph.D., Attorney-in-Fact